March 1, 2001



State Street Bank and Trust Company
225 Franklin Street
Boston, MA  02110

Re:      JOHN HANCOCK STRATEGIC SERIES
              John Hancock High Income Fund

Dear Sirs:

         John Hancock Strategic Series (the "Trust"), a Massachusetts business trust, on its own behalf and on behalf of the above-named series of the Trust (the "Fund") hereby notifies State Street Bank and Trust Company (the "Bank") that the Trust desires to place and maintain the Fund's securities and cash in the custody of the Bank pursuant to the Amended and Restated Master Custodian Agreement between John Hancock Mutual Funds and the Bank dated March 9, 1999 to be effective March 1, 2001.

         If the Bank agrees to provide such services, please sign below and return a signed original of this letter to the undersigned.


STATE STREET BANK AND TRUST COMPANY   JOHN HANCOCK STRATEGIC SERIES
                                      On behalf of John Hancock High Income Fund



By:/s/Ronald E. Logue                 By:        /s/Maureen R. Ford
  -------------------                            ------------------
      Name:Ronald E. Logue                       Name:  Maureen R. Ford
      Title:Vice Chairman                        Title: President



Attest:/s/ R.LaPlante                 Attest: /s/Wendie Anne Vincent
      ---------------                       ------------------------

s:\funds\strategic\high income\high income custodian agt amendment